UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): April 10, 2006

HearUSA, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-11655 (Commission File Number)	22-2748248 (I.R.S. Employer Identification No.)

1250 Northpoint Parkway
West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:	(561) 478-8770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

As previously reported, HearUSA, Inc. (the “Company”) discovered improper Massachusetts Medicaid billing by a unit of the Helix business acquired by the Company in 2002. The Company discovered eight Massachusetts hearing care centers had improperly submitted claims to Medicaid for hearing aids and accessories during the period from December 2000 through August 2002 for billings submitted prior to the Company’s acquisition of these centers. The Company voluntarily reported this to the Massachusetts Division of Medical Assistance, offered to repay the Commonwealth of Massachusetts the overbilled amounts, and then undertook to verify the actual amount of the overbilling. The Company cooperated fully with the Massachusetts Attorney General’s Office which conducted its own inquiry into this matter. On April 10, 2006, the Massachusetts Attorney General’s Office announced the resolution of this matter with the Company. The Company has repaid the overbilled amounts of $312,873, together with interest of $35,000 and investigative costs of $5,000. These amounts had been fully reserved by the Company and so will have no impact on the Company’s profit and losses for the quarter in which they were paid. The Company has implemented its billing systems throughout the acquired Helix centers since the 2002 acquisition and has augmented those systems with additional training and monitoring to ensure compliance with State Medicaid billing requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HearUSA, Inc. (Registrant)

Date: April 13, 2006	By:	/s/ Stephen J. Hansbrough
Name: Stephen J. Hansbrough
Title: President and Chief Executive Officer